UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2024

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 31, 2024, Eric Liaw notified ZipRecruiter, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”), including from the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board (the “Compensation Committee”), effective immediately. Mr. Liaw’s resignation did not result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On July 31, 2024, the Board appointed Mike Gupta to fill the vacancy resulting from Mr. Liaw’s resignation. The Board has determined that Mr. Gupta is an “independent director” as defined in the New York Stock Exchange listing standards and applicable Securities and Exchange Commission rules and regulations. Effective immediately, Mr. Gupta will serve as a Class II director to hold office for a term expiring at the Company’s 2026 annual meeting of stockholders, which is the next stockholder meeting at which Class II directors will be elected, and will also serve on the Audit Committee.

There are no family relationships, as defined in Item 401 or Regulation S-K, between Mr. Gupta and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or officers. There is no arrangement or understanding between Mr. Gupta and any other persons pursuant to which Mr. Gupta was selected as a director. Mr. Gupta is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Gupta has served as the Chief Financial Officer of Calm.com, Inc., a consumer internet company, since May 2022 and as an Operating Advisor to DCM Ventures, a venture capital firm, since October 2021. From March 2019 to May 2022, Mr. Gupta was Chief Financial Officer at Plenty Unlimited Inc., a vertical farming company. Prior to Plenty, Mr. Gupta served as Chief Financial Officer at Docker, Inc., an application development company, from September 2015 to December 2018, and held multiple roles, including that of Chief Financial Officer, at Twitter, Inc. (now known as X. Corp), a social networking service, from November 2012 to September 2015. Mr. Gupta has a B.S. in Accounting and Economics from the New York University Stern School of Business and an M.B.A. from the University of Chicago Booth School of Business. Mr. Gupta was selected to serve on the Board because of his financial expertise and his experience in the technology industry.

Mr. Gupta’s compensation will be as provided under the Company’s non-employee director compensation policy (the “Non-Employee Director Compensation Policy”). Mr. Gupta will receive a $50,000 annual retainer for his service as a director and a $10,000 annual retainer for his service on the Audit Committee, each of which will be pro-rated for the remainder of this year. Additionally, in connection with Mr. Gupta’s election as a non-employee director of the Board and consistent with the Non-Employee Director Compensation Policy, the Compensation Committee will grant to Mr. Gupta an initial award of restricted stock units (“RSUs”) with an aggregate value of $200,000 as of the date of grant which will vest annually over three years (the “Initial Award”) and a pro-rated annual award of RSUs with an aggregate value of $175,000 as of the date of grant, which will vest on the earlier of (i) the date of the Company’s 2025 annual meeting of stockholders and (ii) June 11, 2025 (the “Annual Award”), in each case, with continued vesting subject to Mr. Gupta’s continued service as a director on the Board. The Initial Award and the Annual Award will accelerate in full upon the consummation of a Corporate Transaction (as defined in the Company’s 2021 Equity Incentive Plan).

Mr. Gupta has also entered into the Company’s standard form of indemnity agreement, which has been filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2021 (File No. 333-255488) and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On August 2, 2024, the Company issued a press release announcing the appointment of Mr. Gupta to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

99.1	Press Release, dated August 2, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: August 2, 2024	By:	/s/ Timothy Yarbrough
Timothy Yarbrough
Executive Vice President, Chief Financial Officer